SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Mercury General Corporation

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MERCURY GENERAL CORPORATION 4484 Wilshire Boulevard Los Angeles, California 90010 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To The Shareholders of
Mercury General Corporation

Notice is hereby given that the Annual Meeting of Shareholders of MERCURY GENERAL CORPORATION (the “Company”) will be held at the Radisson Wilshire Plaza Hotel, 3515 Wilshire Boulevard, Los Angeles, California on May 8, 2002 at 10:00 a.m., for the following purposes:

1.  To elect nine directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

2.  To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2002.

3.  To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary

Los Angeles, California
March 29, 2002

MERCURY GENERAL CORPORATION
4484 Wilshire Boulevard
Los Angeles, California 90010

PROXY STATEMENT

The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. May 8, 2002, at the Radisson Wilshire Plaza Hotel, 3515 Wilshire Boulevard, Los Angeles, California. This Proxy Statement was first mailed to shareholders on or about March 29, 2002.

All shareholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted FOR the election of the Board of Directors’ nominees for directors and FOR the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2002. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

Shareholders of record at the close of business on March 15, 2002 will be entitled to vote at the meeting. As of that date, 54,294,548 shares of common stock, without par value (“Common Stock”), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum.

The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

VOTING

In voting for the election of directors of the Company under the California General Corporation Law, if, prior to the commencement of voting, any shareholder has given notice of his intention to cumulate his votes at the meeting, then all shareholders may cumulate their votes in the election of directors for any nominee if the nominee’s name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to one vote for each share held by him multiplied by the number of directors to be elected, and he may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each shareholder may cast one vote for each share held by him multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares voting will elect all of the directors. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of nominees. The proxy may not be voted for more than nine persons.

The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to appoint the auditors. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved, and therefore will not have the effect of a negative vote with respect to the appointment of the auditors.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 15, 2002, by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 6 and (iv) executive officers and directors of the Company as a group. The Company believes that, except as otherwise noted, each individual has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Outstanding Shares

George Joseph Director and Named Executive Officer	18,857,869	(2)(3)	34.7%

Gloria Joseph Director	9,161,600	(2)(4)	16.9%

Nicholas Company, Inc.	3,428,192	(5)	6.3%

Gabriel Tirador Named Executive Officer	13,248		*

Joanna Y. Moore Named Executive Officer	24,142		*

Cooper Blanton Named Executive Officer	100,580		*

Bruce Norman Named Executive Officer	71,345	(6)	*

Michael D. Curtius Director	15,914		*

Charles E. McClung Director	27,500	(7)	*

Donald P. Newell Director	6,600	(8)	*

Donald R. Spuehler Director	2,114		*

Nathan Bessin Director	7,500		*

Bruce A. Bunner Director	2,500	(9)	*

All Executive Officers and Directors	28,427,617		52.4%

*	Less than 1.0% of the outstanding Common Stock.

(1)
As to each person or group in the table, the table includes the following shares issuable upon exercise of options which are exercisable within 60 days from March 15, 2002: Joanna Moore, 19,250; Gabriel Tirador, 12,600; Bruce Norman, 20,000; all executive officers and directors as a group, 150,350.

(2)
As of October 7, 1985, George Joseph, Gloria Joseph and the Company entered into an agreement with respect to the ownership by George and Gloria Joseph of the Company’s Common Stock. The agreement provides, among other things, that the shares of Common Stock held jointly were halved and transferred into the separate names of George Joseph and Gloria Joseph under their individual and independent control. In addition, Gloria Joseph has certain rights to have her shares registered for sale pursuant to the Securities Act of 1933. The registration rights provided to Gloria Joseph will terminate at such time as she ceases to hold at least 5% of the then outstanding shares of the Company’s Common Stock.

(3)
George Joseph’s business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. Includes 1,600 shares held in trust for the benefit of Mr. Joseph’s daughter over which Mr. Joseph maintains dispositive and voting power.

(4)	Gloria Joseph’s business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.

(5)
The address of Nicholas Company, Inc. is 700 North Water Street, Milwaukee, Wisconsin 53202. Includes 3,373,900 shares held by Nicholas Fund, Inc. and 400,000 shares held individually by Albert O. Nicholas, the chairman, chief executive officer, president, director and majority shareholder of Nicholas Company, Inc., which were reported on a joint Schedule 13G filed February 8, 2002. According to the Schedule 13G, Nicholas Company, Inc. has sole or shared voting power over no shares and sole dispositive power over 3,428,192 shares, Nicholas Fund, Inc. has sole voting power over 3,373,900 shares and Mr. Nicholas has sole voting and sole dispositive power over 400,000 shares.

(6)	These shares are held in a family trust over which Mr. Norman shares voting and dispositive power with his wife.

(7)	Includes 27,500 shares held jointly with Mr. McClung’s wife.

(8)	Includes 2,100 shares owned by Mr. Newell as custodian for the benefit of one of his children.

(9)	Includes 2,500 shares held jointly with Mr. Bunner’s wife.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors of the Company has nominated and recommends for election as directors the following nine persons to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and shall qualify. All of the nominees are presently directors of the Company. The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The table below indicates the position with the Company, tenure as director and age of each nominee as of March 15, 2002.

Name	Position with the Company	Age	Director Since
George Joseph	Chairman of the Board and Chief Executive Officer of the Company	80	1961(1)

Michael D. Curtius	Director	51	1996

Gloria Joseph	Director	78	1961(1)

Donald P. Newell	Director	64	1979(1)

Charles E. McClung	Director	87	1961(1)

Donald R. Spuehler	Director	67	1985

Nathan Bessin	Director	76	1991

Bruce A. Bunner	Director	68	1991

Richard E. Grayson	Director	72	1985

(1)	Date shown is the date elected a director of Mercury Casualty Company, a predecessor of the Company. Each of these individuals was elected a director of the Company in 1985.

Directors are elected at each annual meeting of the shareholders for one year and hold office until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors.

GEORGE JOSEPH, Chief Executive Officer of the Company and Chairman of its Board of Directors, has served as CEO and Chairman since 1961. He held the position of President of the Company between October 2000 and October 2001. He has more than 45 years experience in all phases of the property and casualty insurance business.

MICHAEL D. CURTIUS served as President and Chief Operating Officer of the Company from May 1995 until October 2000. Since October 2000, Mr. Curtius has served as an executive consultant to the Company. He served as Vice President and Chief Claims Officer of the Company from October 1987 until May 1995.

GLORIA JOSEPH served as Vice President of the Company from 1961 until 1985.

CHARLES E. McCLUNG has been retired since January 2000. For more than the prior five years, Mr. McClung was the president and principal shareholder of McClung Insurance Agency, Inc., an insurance agency located in Montebello, California. Mr. McClung currently serves as chairman of the board of directors of that agency.

DONALD P. NEWELL has been Senior Vice President and General Counsel of SCPIE Holdings Inc., an insurance holding company, since January 2001. For more than the prior five years, Mr. Newell was a partner of the law firm of Latham & Watkins in San Diego, California. Mr. Newell is also a director of SCPIE Holdings Inc.

DONALD R. SPUEHLER has been retired since February 1995. From February 1992 through January 1995, Mr. Spuehler was of counsel to the law firm of O’Melveny & Myers of Los Angeles, California. For more than the prior five years, Mr. Spuehler was a partner of O’Melveny & Myers.

NATHAN BESSIN has been a partner of J. Arthur Greenfield & Co., Certified Public Accountants, for more than five years. He has been a director of Williams-Sonoma, Inc. since 1983.

BRUCE A. BUNNER has been retired since February 2002. From January 1996 to February 2002, Mr. Bunner was President of Financial Structures, Limited, a Bermuda based insurance company and a subsidiary of Royal & SunAlliance Group plc. From April 1994 to April 1995, Mr. Bunner served as Director of External Affairs of Zurich Centre Advisors, Inc., a consulting company specializing in insurance and reinsurance risk arrangements. From January 1991 to April 1994, he served as Chairman of the Board of Centre Reinsurance Company of New York, a reinsurance company. Mr. Bunner was a partner in the firm of KPMG LLP, Certified Public Accountants, from 1974 to 1990, except during the period from 1983 to 1986 when he served as Insurance Commissioner of the State of California.

RICHARD E. GRAYSON has been retired since January 1995. For more than five years prior to such time, Mr. Grayson was Vice President of Union Bank of Los Angeles, California and President and Director of Current Income Shares, Inc., a publicly held closed-end investment company.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

Information Concerning the Board of Directors and Certain Committees Thereof

The Board of Directors held four meetings during the last fiscal year and will meet quarterly during the current fiscal year. In 2001, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. Directors are paid $2,500 per quarter plus $2,500 per meeting attended and reimbursement for their out-of-pocket expenses incurred in attending such meetings.

The Company has an Audit Committee currently consisting of Nathan Bessin, Donald P. Newell and Donald R. Spuehler, with Nathan Bessin acting as Chairman of this Committee. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The Audit Committee held six meetings in 2001. The Audit Committee’s responsibilities include, among other things, recommending the selection of the Company’s independent certified public accountants and meeting with the accountants regarding their management letters and the annual audit. Members of the Audit Committee receive $500 per meeting attended plus reimbursement of their out-of-pocket expenses incurred in attending such meetings.

The Company has a Compensation Committee currently consisting of Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson, with Donald R. Spuehler acting as Chairman of this Committee. The Compensation Committee held one meeting in 2001 in addition to meetings held on each date of a meeting of the entire Board of Directors and held numerous telephonic consultations with the Company regarding executive compensation and administration of the Company’s stock option plan. The responsibilities of the Compensation Committee include, among other things, reviewing, approving and reporting to the Board the Company’s compensation policies with respect to its executive officers, reviewing the Company’s overall compensation policy and making recommendations with respect thereto, and administering the Company’s stock option plan and Senior Executive Incentive Bonus Plan. Members of the Compensation Committee receive $500 per meeting attended other than meetings held on the date of meetings of the entire Board of Directors plus reimbursement of their out-of-pocket expenses incurred in attending such meetings. The Chairman of the Compensation Committee also receives compensation based upon the number of additional hours spent on committee matters.

The Board of Directors has not designated a nominating committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the periods indicated, the compensation of the Company to its Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer.

Annual Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)

George Joseph Chairman and Chief Executive Officer	2001 2000 1999	$567,840 567,840 546,000	$173,661 229,397 562,751	$24,402 24,185 23,051

Gabriel Tirador President and Chief Operating Officer	2001 2000 1999	$268,752 210,627 170,500	$136,459 120,417 97,150	$9,652 9,435 8,051

Cooper Blanton Executive Vice President	2001 2000 1999	$313,704 301,632 290,016	$81,001 47,421 78,755	$9,652 9,435 8,051

Joanna Y. Moore Vice President and Chief Claims Officer	2001 2000 1999	$190,021 181,821 173,198	$63,111 93,448 224,946	$9,652 9,435 8,051

Bruce Norman Senior Vice President—Marketing	2001 2000 1999	$186,264 179,100 172,200	$39,761 54,785 119,875	$9,652 9,435 8,051

(1)
Amounts shown include the Company’s contributions under its profit sharing plan for Company employees, the Company’s matching contributions under a 401(k) option to the profit sharing plan, the year-end value of stock contributed under the ESOP feature of the profit sharing plan and, for George Joseph only, director fees. Those amounts, expressed in the same order as above, for the Named Executive Officers for 2001 are as follows: George Joseph—$2,350, $0, $2,052, $20,000; Gabriel Tirador—$2,350, $5,250, $2,052; Joanna Moore—$2,350, $5,250, $2,052; Cooper Blanton—$2,350, $5,250, $2,052; and Bruce Norman—$2,350, $5,250, $2,052.

Option Grants In Last Fiscal Year

The following table provides information with respect to stock options granted to each of the Named Executive Officers during 2001.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted To Employees In Fiscal Year	Exercise Price ($/SH)	Expiration Date	5%	10%
Gabriel Tirador	50,000	40%	$41.56	10/26/2011	$1,306,843	$3,311,797

(1)	These options were granted at the fair market value of the stock on the date of grant and become excercisable over 5 years.

(2)
These figures are calculated pursuant to SEC rules by multiplying the number of options granted by the difference between the option exercise price and a future hypothetical stock price, assuming the value of Company common stock appreciates 5% or 10% each year, compounded annually, for the life of the options. These figures are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value Table

The Company has a stock option plan for key executives. The following table sets forth information regarding the grant and exercise of stock options during 2001 by the named executive officers and the value of unexercised stock options as of December 31, 2001.

	Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Gabriel Tirador	—	—	10,600	65,900	$104,391	$355,163
Joanna Y. Moore	2,525	$57,716	19,250	—	533,658	—
Bruce Norman	—	—	20,000	—	385,075	—

(1)	Fair market value of underlying securities at exercise minus the exercise price

(2)	The value of unexercised options represents the difference between the closing price of the Common Stock on December 31, 2001, which was $43.66 per share, and the exercise price of the options.

George Joseph, the Chief Executive Officer and principal shareholder of the Company, has not been granted options under the Company’s plan.

Senior Executive Incentive Bonus Plan

The Company’s Board of Directors adopted a Senior Executive Incentive Bonus Plan (“Senior Plan”) on March 23, 1998, which was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on May 13, 1998, pursuant to which designated executive officers of the Company are eligible to receive bonus payments. The Senior Plan provides an incentive for senior executives to perform superior work, ties the incentives of such executives to those of the Company and its shareholders, and enables the Company to attract and retain highly qualified senior executives. The Company believes that the bonuses payable by the Company under the Senior Plan to its senior executives will be fully deductible for federal income tax purposes. As discussed under “Report of the Compensation Committee” below, George Joseph is the only participant for 2001.

Report of the Compensation Committee

The duty of the Compensation Committee on an ongoing basis is to review, approve and report to the Board the compensation policies of the Company with respect to its executive officers. The Committee also reviews in detail with the Board its recommendations of the factors and criteria upon which the Company’s Chief Executive Officer’s compensation is based and the level of compensation recommended. The Compensation Committee has been delegated this same responsibility with respect to the compensation of the President.

In general, pursuant to Board policy embodied in a standing resolution adopted at the Board’s January 31, 1986 meeting, Mr. Joseph, as President and Chief Executive Officer of the Company, was given authority to establish compensation for all other executive officers. With Mr. Tirador’s appointment as President and Chief Operating Officer on October 26, 2001, Mr. Joseph retains this authority except with respect to the compensation of the President. Mr. Joseph has periodically reported key executive appointments and key decisions as to executive compensation to the Board and this information has been recorded in Board minutes from time to time.

Executive Officers Other than the Chief Executive Officer

The compensation policy of the Company adopted by Mr. Joseph for all executive officers other than the President, in effect for calendar 2001, has been reviewed and endorsed by the Compensation Committee and the Compensation Committee expects, as described in this report, that such policy will be continued in 2002.

The Compensation Committee’s policy is to determine salary increases for the President and Chief Executive Officer on a calendar year basis, concurrent with the performance period under the Mercury General Corporation Senior Executive Incentive Bonus Plan (the “Senior Plan”). Pursuant to this policy the Compensation

Committee has approved an increase in base compensation for Mr. Tirador effective January 1, 2002 and has established a bonus formula for him as a Covered Executive under the Senior Plan, establishing a bonus to be accrued for 2002 and to be paid after its calculation in 2003.

The basic strategy of the Company is that executive officers subject to Mr. Joseph’s review should be compensated in general above the median for executives in like positions in comparable insurance companies, as determined by him based on his experience in the industry and continuing surveillance of industry practice. Further, the policy of the Company is that certain key executives should receive a substantial portion of their annual compensation based on performance in areas which they control.

The executive officers responsible for underwriting and claims have, since the Company became publicly held in 1985 and for a substantial prior period, received a yearly bonus pursuant to a formula based on underwriting results. The executive officer responsible for marketing has received a bonus in that same period based on a formula which takes into account underwriting results and net premiums written. Smaller bonuses, not formula-based, are paid to the remaining executive officers based on the judgment of the Chief Executive Officer as to each officer’s overall contribution to performance. This general bonus structure was continued in 2001 and, with modification as determined by the Chief Executive Officer, will be continued in 2002.

Salaries for executive officers are reviewed on a yearly basis. Salary increases take into account the same factors used with respect to formula bonuses—underwriting results and revenues and the successful attainment of goals set by the Chief Executive Officer and the President. Also taken into account are factors reflecting the ability of the individual executive to manage direct and indirect costs as the volume of business varies, turnover and morale with respect to employees under the executive’s management, the expense of adjusting claims and prevailing salaries in the industry, with all factors taken into account over appropriate cycles of rates, premiums and profitability of the Company and the industry.

In addition to the nondiscriminatory tax-qualified profit sharing plan and the tax deferred Section 401(k) option to that plan maintained for employees, the Company maintains a stock option plan under which key employees are granted options at 100% of fair market value of Company stock on the date of grant. The overall policy of the Company, as approved by the Board and Compensation Committee and embodied in awards made by the Compensation Committee, is that key officers and managers responsible for success of the Company should be granted options in Company stock under that program. Grants were made to optionees who were not named executive officers in 2001 under the program on 75,500 shares of Company Stock. Grants were made to named executive officers during this period on 50,000 shares of Company Stock. All grants were made at 100% of fair market value of Company stock on the date of grant.

The Chief Executive Officer

After study and discussions with management, under the policies established by the Compensation Committee, an increase for Mr. Joseph in base compensation was approved effective January 1, 2002.

Additional compensation paid to Mr. Joseph in 2001 included director fees and a bonus equivalent to one-half month’s pay which is the level of bonus awarded to all employees. A bonus for 2001 was accrued for Mr. Joseph under the Senior Plan pursuant to the formula adopted by the Compensation Committee, the bonus to be paid in 2002 after calculation. The Compensation Committee has established the bonus formula for Mr. Joseph under the Senior Plan for a bonus to be accrued in 2002 and paid after calculation in 2003. Mr. Joseph does not hold any options under the Company’s stock option plan.

The Compensation Committee has reviewed compensation of executives for the year 2000 in certain selected California and comparable insurance companies as publicly available in proxy statements. The Compensation Committee has also reviewed a summary of executive compensation practices in financial companies prepared by a branch of the Company’s auditors and other published material relating to compensation in the insurance and related industries. Taking into account this and other information, the Compensation Committee believes that the level of Mr. Joseph’s compensation is entirely reasonable in view of compensation at comparable companies.

Internal Revenue Code Section 162(m)

The Compensation Committee has considered the potential impact of Section 162(m) (the “Section”) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is performance-based under a plan approved by the shareholders of the corporation. The Compensation Committee has concluded that the Senior Plan and the 1995 Stock Option Plan of Mercury General Corporation meet the requirements for a performance-based plan under the regulation interpreting the Section. Since targeted compensation aside from compensation under such plans is well below the $1 million threshold, the Compensation Committee has concluded that the Section should not reduce the tax deductions available to the Company and that no changes to the Company’s compensation program were needed in this regard.

The Compensation Committee
January 25, 2002

Donald R. Spuehler, Chair
Bruce A. Bunner
Richard E. Grayson

CERTAIN TRANSACTIONS

Ellen Joseph, the daughter of George and Gloria Joseph, is the beneficial owner of Metro West Insurance Services, Inc., a California insurance agency. In 2001, the Company paid commissions to that agency in accordance with the Company’s standard agency contract of $515,747. Louise Toney, George Joseph’s sister, acts as manager for the agency and receives as compensation a portion of those commissions.

Charles E. McClung, a director of the Company, is the chairman of the board of directors of McClung Insurance Agency, Inc. which has been an independent agent of the Company since 1962. In 2001, the Company paid commissions to that agency of $491,892.

Michael Curtius, a director of the Company, acted as a consultant to the Company during 2001. The Company paid Mr. Curtius $323,578 for consulting services rendered to the Company in 2001.

Performance Graph

The graph below compares the cumulative total shareholder return on the shares of Common Stock of the Company (MCY) for the last five years with the cumulative total return on the Standard and Poor’s 500 Index and a peer group comprised of selected property and casualty insurance companies over the same period (assuming the investment of $100 in the Company’s Common Stock, the S&P 500 Index and the peer group on December 31, 1996 and the reinvestment of all dividends).

Comparative Five-Year Cumulative Total Returns Mercury General Corporation,
a Peer Group Index and the S&P 500 Index

	Fiscal Year Ended
	1996	1997	1998	1999	2000	2001
Mercury General Corporation	$100.00	$213.59	$171.84	$89.77	$183.32	$187.68
Peer Group	100.00	145.41	161.79	121.85	178.76	174.02
S&P 500 Composite Index	100.00	133.36	171.47	207.56	188.66	166.24

The peer group consists of those companies that are included in the Property/Casualty Insurance Group in the Value Line Investment Survey: 21st Century Insurance Group, Ace Limited, Allmerica Financial Corporation, AllState Corporation, American Financial Group, Berkshire Hathaway, Chubb Corporation, Cincinnati Financial Corporation, CNA Financial Corp., Fremont General Corporation, GAINSCO, INC., HCC Insurance Holdings, HSB Group Inc., Mercury General Corporation, Markel Corp., Ohio Casualty Corp., Old Republic International Corp., The PMI Group, Inc., Progressive Corporation, Reliance Group Holding, Inc., RLI Corp., SAFECO Corporation, Selective Insurance Group, St. Paul Companies, Inc., Transatlantic Holdings, The W.R. Berkley Corp. and XL Capital Limited.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG LLP as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2002. Representatives of KPMG LLP will be present at the Annual Meeting, will be available to respond to questions and may make a statement if they so desire.

The Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2002.

Audit Fees for Fiscal 2001

The aggregate fees billed to the Company by KPMG LLP, the Company’s principal accountants, for the fiscal year ended December 31, 2001 are as follows:

Audit Fees	$320,000
All Other Fees	$167,000(1)

(1)
Includes fees for audit related services of $43,000 and non-audit services of $124,000. The Audit Committee considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence with respect to the Company.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Mercury General Corporation Board of Directors is composed of three independent directors as required by the listing standards of the New York Stock Exchange and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Nathan Bessin (Chair), Donald R. Spuehler and Donald P. Newell. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company’s independent accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of financial information systems design and other non-audit services by the independent accountants is compatible with their independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

The Audit Committee
February 1, 2002

Nathan Bessin (Chair)
Donald R. Spuehler
Donald P. Newell

SECTION 16(a) REPORTING

Each director, executive officer of the Company, and person who owns more than 10% of a registered class of the Company’s equity securities is required by Section 16(a) of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission (the “SEC”) by a specified date his or her transactions in the Company’s securities. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 2001 fiscal year, which came to the Company’s attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. Based solely on its review of such forms received by it, Michael D. Curtius, a director of the Company, is the only reporting person to have made a late filing under Section 16(a). A Form 4 to report a sale of shares of the Company’s common stock by Mr. Curtius in November 2001 was filed on December 12, 2001, which should have been reported on or before December 10, 2001. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and a representation that such reports accurately reflect all reportable transactions as holdings.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder of the Company intended to be presented at the next Annual Meeting of Shareholders of the Company pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by the Secretary of the Company not later than November 30, 2002, and any proposal of a shareholder submitted outside the processes of Rule 14a-8 must be received by the Company not later than January 9, 2003 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORTS

Copies of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission are available, without charge, upon written or faxed request to: Theodore Stalick, Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010 (fax: (323) 857-7116).

The Company’s Annual Report to Shareholders is being mailed with the Proxy Statement to shareholders of record on March 15, 2002. Upon request the Company will furnish the Annual Report to any shareholder.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary
Los Angeles, California
March 29, 2002

Mercury General Corporation
4484 Wilshire Boulevard  •  Los Angeles, California 90010

Ú    DETACH PROXY CARD HERE    Ú
☐	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

PROPOSAL 1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐

Nominees:	George Joseph, Charles E. McClung, Gloria Joseph, Donald R. Spuehler, Richard E. Grayson, Donald P. Newell, Bruce A. Bunner, Nathan Bessin, Michael D. Curtius
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominees’s name in the space provided below.)

*Exceptions		To change your address, please mark this box. ☐

PROPOSAL 2.	To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ended December 31, 2002.		FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SCAN LINE

Important: Please sign exactly as your name appears on the Company’s Common Stock Certificate as set forth to the left. When signing as Attorney, Executor, Administrator, Trustee, Guardian or otherwise, give your full title as such Each joint tenant should sign.

Date Share Owner sign here Co-owner sign here

MERCURY GENERAL CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MERCURY GENERAL CORPORATION

The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the “Company”) hereby constitutes and appoints George Joseph, Charles E. McClung and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 8, 2002, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed and FOR Proposal 2.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Please sign and date on reverse side)
ME	RCURY GENERAL CORPORATION
P.O	. BOX 11215
NE	W YORK, N.Y. 10203-0215

Mercury General Corporation
4484 Wilshire Boulevard  •  Los Angeles, California 90010

Ú    DETACH PROXY CARD HERE    Ú
☐	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

PROPOSAL 1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐

Nominees:	George Joseph, Charles E. McClung, Gloria Joseph, Donald R. Spuehler, Richard E. Grayson, Donald P. Newell, Bruce A. Bunner, Nathan Bessin, Michael D. Curtius
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominees’s name in the space provided below.)

*Exceptions		To change your address, please mark this box. ☐

PROPOSAL 2.	To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ended December 31, 2002.		FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SCAN LINE

Important: Please sign exactly as your name appears on the Company’s Common Stock Certificate as set forth to the left. When signing as Attorney, Executor, Administrator, Trustee, Guardian or otherwise, give your full title as such Each joint tenant should sign.

Date Share Owner sign here Co-owner sign here

MERCURY GENERAL CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MERCURY GENERAL CORPORATION

The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the “Company”) hereby constitutes and appoints George Joseph, Charles E. McClung and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 8, 2002, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed and FOR Proposal 2.

ESOP Participants: As to those Common Shares that are held for the undersigned in the Employee Stock Ownership Plan feature of the Company’s Profit Sharing Plan, I Instruct the Trustee of such plan to sign a proxy for me and to mark the proxy as I specify on the reverse side. If I do not so specify or return the signed proxy, I understand that the Administrative Committee of such plan will instruct the Trustee how to vote the shares. I also understand that my vote will be held in the strictest confidence by Investors Bank & Trust Company, as Trustee for Mercury General Corporation ESOP Plan.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Please sign and date on reverse side)
ME	RCURY GENERAL CORPORATION
P.O	. BOX 11215
NE	W YORK, N.Y. 10203-0215